SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 8, 2009

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b)

On September 12, 2009, Richard Knox, Jr. was elected to the Board of Directors of Left Behind Games Inc.

Richard Knox, Jr. is a seasoned developer and is currently engaged on-staff with the Hawaii Department of Education. Mr. Knox has been a prolific multimedia developer his entire life and was originally a CAD software designer before joining the original team in the early 90’s that became North America’s largest independent development company of video games, Park Place Productions, which he built alongside his father Richard Knox, Sr., his brother Michael Knox and Troy Lyndon. Richard’s interests include computers and music, as he is also the worship leader of his church in Oahu, Hawaii.

Item 8.01.

Other Events.

On September 8, 2009, the Registrant’s Board approved, subject to shareholder approval, each of the following:

-

a forward split of the Company’s common stock on a 3 for 2 basis with a record date of September 8, 2009;

-

change of domicile state from Washington to Nevada, where there are no state income taxes;

-

name change to “Inspired International Group, Inc.”;

-

stock issuances to Troy Lyndon, Michael Knox and Richard Knox, Sr. as a reward for their oversight to the significant improvements to the company’s operations and market-cap increase by more than 2000% over the past year.

The Registrant intends to file a Preliminary Information Statement with the SEC by the end of next week. Once it is cleared by the SEC, the Registrant will file a Definitive Information Statement with the SEC and mail it to the Registrant’s stockholders as of the record date.

Item 9.01.

Financial Statements and Exhibits.

c) Exhibits

Exhibit No.

Description

99.1

Common Stock Information Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: September 15, 2009	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer

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